EXHIBIT INDEX

Exhibit No.	Exhibit

4(i)

Dominion Resources, Inc. Articles of Incorporation, as amended and restated effective August 9, 1999 (Exhibit 3(i), Form 10-Q for the quarter ended June 30, 1999, File No. 1-8489, incorporated by reference).

4(ii)	Dominion Resources, Inc. Bylaws as amended effective October 15, 1999 (Exhibit 3, Form 10-Q for the quarter ended September 30, 1999, File No. 1-8489, incorporated by reference).

5	Opinion of James F. Stutts, Vice President and General Counsel of Dominion Resources, Inc. (filed herewith).

23	Consent of Deloitte & Touche LLP (filed herewith).

24	Powers of attorney (included on the signature page of the Form S-8 and incorporated herein by reference).